Exhibit 99.1

CareDx Allenex Acquisition Conference Call

Tuesday, April 19th, 2016

1:30 p.m. PT/ 9:30 p.m. CET

Operator

Good morning, and welcome to CareDx’s conference call to discuss the combination of CareDx with Allenex . My name is Jonathan and I’ll be your coordinator operator for the call today. At this time, all participants are in listen-only mode. We will be facilitating a question-and-answer session towards the end of today’s call. As a reminder, this conference is being recorded today, April 19, 2016. I would now like to turn the conference over to Mark Klausner, Investor Relations. Please go ahead.

Mark Klausner

Thank you for participating in today’s call. Joining me are Peter Maag, President and Chief Executive Officer, Charles Constanti, Chief Financial Officer, Anders Karlsson, CEO of Allenex and Matt Meyer, Chief Business Officer of CareDx.

Last Week CareDx completed the tender offer for Allenex in Sweden and completed a PIPE transaction. The releases describing these transactions are currently available on the company’s website at www.caredx.com.

In addition, there is a presentation available for download on the company’s website that management will refer to during today’s presentation.

Before we begin, I’d like to remind you that management will make statements during this call that include forward-looking statements within the meaning of federal securities laws, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this call that are not statements of historical fact should be deemed to be forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends and our future financial expectations, are based upon our current estimates and various assumptions. These statements involve material risks and uncertainties that could cause actual results or events to materially differ from those anticipated or implied by these forward-looking statements. Accordingly, you should not place undue reliance on these statements. For a list and description of the risks and uncertainties associated with our business, please see our filings with the SEC.

CareDx disclaims any intention or obligation, except as required by law, to update or revise any financial projections or forward-looking statements whether because of new information, future events or otherwise. This conference call contains time-sensitive information and is accurate only as of today’s live broadcast.

I will now turn the call over to Peter Maag. Peter?

Peter Maag

Thanks, Mark.

Good afternoon to those of you in the U.S. and good evening to those of you in Europe. Thank you all for joining us.

As with all of our calls, we start with the focus on transplant patients. Last Friday, April 15th was National Blue and Green day, an effort to promote the success of organ, eye and tissue transplantation and the extreme need for registered donors. Waitlists for patients in need of transplantation continue to be very long – with organ availability being a key issue. In case you did not wear Green and Blue Colors – make sure you do so in 2017 to support transplantation.

We are excited to share the news that we have completed the acquisition of Allenex, a transplantation focused diagnostics company based in Sweden.

I will start the call with an overview of the CareDx strategy. Then, Anders Karlsson who has joined us here for the week in San Francisco will introduce to you the Allenex product portfolio. Then Charles Constanti, in his first call as CFO for CareDx will talk you through financial information. I will come back on and provide our outlook for 2016. And we then look forward to answer your questions.

Turning to slide 4 you will see the compelling strategic rationale for the Allenex acquisition that we have been discussing since we announced the transaction. I believe the diagnostics industry will continue to consolidate as regulatory and business forces make it increasingly difficult to be a small, single product company. With the combination with Allenex, we have built a platform for growth with a focus on leadership in Transplantation. With the clinical application of genomic information and the focus on a patient centric longitudinal view – we will make a significant contribution to a medical field with continued great unmet medical need.

By combining our leading products, expertise and infrastructure, we have increased our critical mass as a company and positioned ourselves as a leader across the pre—to-post transplant continuum. Transplantation is a global business, with great similarities across the geographies. With CareDx and Allenex we have 2 organizations that greatly complement each other with our focus in the US and Allenex’ strength being in Europe.

Our approach to technology is also complementary — together we apply and master the important technologies in the molecular diagnostics field that impact clinical decision making. Collectively, we have two platforms: we have a platform for continued innovation with our CLIA lab and also a platform for providing distributed diagnostics. We will utilize the strengths of both platforms in our partnerships with the roughly 500 key transplant centers around the world.

Turning to slide five, we see the transplant market uniquely fitted for a nimble and focused diagnostics company. The pre-transplant market opportunity is approximately $500M – while we see a 3 times larger opportunity in Post-transplant surveillance. In future calls, we will go into more detail on the transplant opportunity. Let me mention that we are glad to have Todd Whitson joining the company as Chief Commercial Officer. With his expertise in cfDNA and experience garnered at Ariosa/Roche, Todd will not only focus on the launch of AlloSure but also provide a strong focus on driving commercial excellence in our organization.

On slide six, we provide an overview of the 2 businesses and our thoughts on synergies. We have outlined before that given the complementarity of our 2 businesses in respect of geography and call points, we see little cost synergies in the combination, but rather we see revenue synergies by exchanging information on transplant centers. And then we see even greater synergies by focusing on providing longitudinal clinical data sets that allow clinicians to make better decisions and support their approach to comprehensive patient management initiatives.

On slide seven you can see that CareDx now has 2 substantial core products – products that are leaders in their respective fields. Olerup SSP is a best in class PCR- based HLA typing kit and AlloMap is a gene-expression based Heart transplant surveillance lab testing service. These 2 commercial products, which are best-in-class in their respective fields will provide the baseline revenue to the organization. In the pipeline we have QType, a PCR-based testing solution that will allow for rapid HLA typing which is especially critical in cadaveric solid organ matching and AlloSure, a novel cfDNA test that we are developing to detect transplant organ injury. These 2 launch products will provide the future revenue growth to the organization.

On slide eight, you can see the geographic split of revenues and products, based on our estimates on 2015 sales. You can also see core product revenue with AlloMap and Olerup SSP are 90% of our business and revenues in the US continue to be the major focus area for the company.

Let me now introduce Anders Karlsson. Anders has agreed to join the combined organization and will oversee the international business operations of the company. We are happy to have him as we have a strong focus on expanding our business internationally.

Anders Karlsson

Thank you Peter.

I am excited about the combination of CareDx and Allenex and the opportunities we see for the combined company. Allenex, together with CareDx, already offers a portfolio of core products, and will also launch new products in 2016

Turning to slide 10, Olerup SSP kits have been a market leading product for more than 20 yrs. The company was founded by Associate Professor Olle Olerup who pioneered this field. Allenex acquired Olerup SSP from Olle Olerup in 2008 with a plan to build a global company for transplantation diagnostics. As a result Olerup International was formed in mid 2009 and is today selling the products globally. The company is headquartered in Stockholm, Sweden and has sales offices located in Vienna, Austria, and in West Chester, PA in the US.

Since inception, the company has set the standard for products for HLA typing based on PCR sequence specific primers or SSP technology. Olerup products are widely known to have the most updated HLA typing kits. The SSP technology is used for typing of both solid organs (low resolution typing) as well as for stem cells (high resolution typing). The Olerup SSP products are still growing on the global market and are still taking share within select established markets. Current growth is driven by the conversion of customers from competitors and from geographical expansion.

On slide 11, you will find a brief overview of Olerup SSP HLA typing kits together with the interpretation software SCORE. The product line includes more than 350 SKUs or individual kits for HLA typing. The kits are regularly updated for new recognized alleles that are registered in the global official allele database that is released quarterly. Our product line today types for more than 14,000 currently known alleles and kits and software are updated with every newly produced batch. The product has a very strong footprint in Europe and is taking share within the US market. The SCORE software is provided as a tool to the customers to help with the interpretation of the test. It is well known and established in the market for more than 10 years.

All transplantation labs today use the SSP technology for HLA typing, but the range of usage differs among customer based in the size of lab and throughput of patient samples. However, the main customer for Olerup SSP typing kits are the small to medium sized HLA labs who are using a larger share of SSP typing products compared with the larger size labs.

Since April 2011, Olerup SSP has had the global distribution rights for a more automated solution for HLA typing. We sell SBT Resolver including the interpretation software Assign SBT from Conexio Genomics, an Australian company, that was recently acquired by Illumina Inc. These products complement the Allenex product portfolio and have added synergies into our sales.

Slide 12 introduces our launch product for 2016 – the QTYPE product line. QTYPE is a new product for HLA typing that provides results in 1 hour instead for 3-4 hours. The test is performed on q-PCR instruments and will be available on multiple automated instrument platforms. We expect the QTYPE product will be faster than the other products today available on q-PCR technology and will also be based on hydrolyzed probes technology (TAQMAN) which will allow the product platform to meet also future needs for fast and accurate results with a good level of resolution for solid organ typing. The fast and “easy-to-use” technology with good resolution will also allow Allenex to capture customers using the real time (q-PCR) platform from other technologies such as sequence specific oligos or SSO. The product will be introduced in 2nd half of 2016, and will be provided with new and easy to use interpretation software - SCORE 6. Sales will come from reagents and instruments. We also expect to add other tests for the transplantation labs on the q-PCR platform to provide fast and “easy-to-use” data collection.

On slide 13 we share the global footprint of our new organization. Allenex currently sells direct in US, Germany, Austria, Benelux and in the Nordics. Other markets globally are covered by experienced and highly skilled distributors with a strong position within their local markets. Historically, about 50% of Allenex sales are via distributors and mainly within Europe and the US.

The combined company will have a strong presence in the US and Europe, but also cover most countries that perform solid organ and stem cell transplantation globally. The presence in key markets as well as partnerships with strong distributors affords us the opportunity to explore product launches and distribution agreements with future new partners. The current infrastructure gives the combined company a strong global presence with the transplantation diagnostic laboratories.

On slide 14, you see an overview of our current sequencing offering. As I mentioned earlier, Allenex/Olerup has the global distribution rights for SBT typing products from Conexio Genomics. We have seen a healthy growth of these products within the large transplantation labs, especially in the US market. Today, we have today approximately 1/3 of the labs in the US as our customers performing SBT. Conexio Genomics was acquired in January 2016 by Illumina who has a long-standing partnership with CareDx. We are assessing our future growth strategy within the sequencing market for transplantation diagnostics.

I am now happy to hand over to Charles Constanti, the new Chief Financial Officer at CareDx.

Charles Constanti

Thanks, Anders. I am excited to be here at CareDx during this transformational time. Last week was significant with a number of strategic steps taken to build a pre-and post-transplant company with a significant international footprint. Slide 16 gives a snapshot of the combined company.

Allenex Acquisition Deal Terms

Slide 17 shows the breakdown of the purchase price for Allenex. The acquisition premium was between 20 and 25%. The acquisition closed on April 14, 2016 and the consideration was a mix of cash and stock that totals approximately $35.1 million. Cash was paid and shares were issued to settle tendered shares and we currently own 98.3% of the Allenex common stock. Procedures to acquire the remaining shares and delist Allenex from the NASDAQ exchange in Stockholm will begin shortly.

The cash paid was $13.6 million or 39% of the consideration and $7.2 million worth of, or approximately 1.4 million shares of common stock were issued, representing 21% of the consideration. $8 million was retained by us as a commitment to purchase equity and $6 million was deferred for subsequent payment, together representing 40% of the consideration.

PIPE Financing

Slide 18 describes the $22 million private placement we closed last week to support the Company’s acquisition and working capital needs. There are two parts of the transaction. The initial portion of the placement represented a gross $14.1 million of equity at $3.99 per share with 50% warrant coverage. There is also a commitment to purchase another gross $8 million of equity on the same terms as the placement closed last week. The equity purchase pursuant to this commitment is expected to close during the current 2nd quarter.

The form of the placement was units consisting of common stock, mandatorily convertible preferred stock and warrants. Conversion of the preferred stock into common shares is expected to occur in June of this year following shareholder approval at our planned Annual Meeting. Voting agreements are in place that support the approval of the placement.

By the end of the current quarter we expect to have approximately 19 million shares outstanding, including closing the equity purchase commitment and conversion of the preferred following the Annual Meeting.

Debt Financing

Page 19 provides some additional detail on the structure of the PIPE transaction and also shows our combined debt profile which includes mostly bank debt with East West Bank in California and Danske Bank in Scandinavia, together with loans from former shareholder of Allenex that we assumed with the acquisition. In total, the debt is approximately $30 million at relatively low interest rates.

There was no loan from Oberland Capital.

As we think about cash usage going forward, the development of our two new product families, AlloSure and Q-type will use cash. There will also be costs associated with the integration of Allenex, particularly as it relates to the consolidation of international entities and meeting the accounting and internal control expectations for a public company in the US. There will also be cash used for the amortization or repayment of debt and obligations. We will evaluate alternatives for financing our operating needs.

I will turn the call back to Peter to wrap up and discuss our outlook and guidance for 2016.

Peter Maag

Thanks Charles.

On slide 21 you will see some of the key upcoming milestones that we will focus on this year. Toward the end of this month we will present Allosure data in heart at ISHLT in Washington. In June, we anticipate presenting Allosure data in kidney. And finally, in the second half of the year as Anders has discussed we will be launching QTYPE.

Guidance

Turning to guidance, in 2016 we expect revenue to grow by low to mid-single digits on a pro forma basis assuming that the acquisition closed at the beginning of 2016. This anticipates that meaningful revenue from our launch products will begin in 2017. Please note that the reported results will only include Allenex results subsequent to April 14th, the date of acquisition.

Revenue and operating results for the first quarter of 2016 are expected to be flat with the fourth quarter of 2015, excluding the impact of financing and acquisition costs. The flat revenue result reflects a continued lag in collections as discussed previously on our year-end call. AlloMap Test volume increased approximately 10% in the first quarter of 2016 compared with the same period in 2015.

With that, I would like to open the call to take your questions.

Peter Maag (after questions)

Thank you all for joining us today to discuss our acquisition of Allenex. We are really enthusiastic about the combination of our two companies and the ability to serve patients along the pre-to-post transplant continuum. We will look forward to speaking with you again on our first quarter operating results call in early May.